The information in this preliminary pricing supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This preliminary pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus are not an offer to sell these securities, nor are they soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 5, 2018

Citigroup Global Markets Holdings Inc.	June-----, 2018 Medium-Term Senior Notes, Series N Pricing Supplement No. 2018-USNCH1211 Filed Pursuant to Rule 424(b)(2) Registration Statement Nos. 333-216372 and 333-216372-01

Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

▪	The securities offered by this pricing supplement are unsecured senior debt securities issued by Citigroup Global Markets Holdings Inc. and guaranteed by Citigroup Inc. Unlike conventional debt securities, the securities do not pay interest and do not repay a fixed amount of principal at maturity. Instead, the securities offer a payment at maturity that may be greater than, equal to or less than the stated principal amount, depending on the performance of the worst performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM (each, an “underlying index”).

▪	The securities offer modified exposure to the performance of the worst performing underlying index, with (i) a minimum positive return at maturity if the level of the worst performing underlying index remains the same or appreciates at all from its initial index level to its final index level, (ii) 1-to-1 participation in any appreciation of the worst performing underlying index in excess of the minimum positive return and (iii) contingent repayment of the stated principal amount at maturity if, and only if, the worst performing underlying index does not depreciate by more than 30.00%. In exchange, investors in the securities must be willing to accept a return based on whichever underlying index is the worst performing underlying index and forgo any dividends that may be paid on the stocks that constitute the underlying indices over the term of the securities. In addition, investors in the securities must be willing to accept full downside exposure to the worst performing underlying index if the worst performing underlying index depreciates by more than 30.00%. If the worst performing underlying index depreciates by more than 30.00% from its initial index level to its final index level, you will lose 1% of the stated principal amount of your securities for every 1% by which the worst performing underlying index has declined from its initial index level. There is no minimum payment at maturity.

▪	Your return on the securities will depend solely on the performance of the worst performing underlying index. You will not benefit in any way from the performance of the better performing underlying indices. You may incur a significant loss if any underlying index performs poorly, even if the others perform favorably.

▪	Investors in the securities must be willing to accept (i) an investment that may have limited or no liquidity and (ii) the risk of not receiving any amount due under the securities if we and Citigroup Inc. default on our obligations. All payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc.

KEY TERMS
Issuer:	Citigroup Global Markets Holdings Inc., a wholly owned subsidiary of Citigroup Inc.
Guarantee:	All payments due on the securities are fully and unconditionally guaranteed by Citigroup Inc.

Underlying indices:	Underlying indices	Initial index level*	Barrier level**
S&P 500® Index (ticker symbol: “SPX”)
Russell 2000® Index (ticker symbol: “RTY”)
Dow Jones Industrial AverageTM (ticker symbol: “INDU”)
* For each underlying index, its closing level on the pricing date ** For each underlying index, 70% of its initial index level

Aggregate stated principal amount:	$
Stated principal amount:	$1,000 per security
Pricing date:	June , 2018 (expected to be June 8, 2018)
Issue date:	June , 2018 (three business days after the pricing date). See “Supplemental Plan of Distribution” in this pricing supplement for additional information.
Valuation date:	June , 2021 (expected to be June 8, 2021), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur with respect to any underlying index
Maturity date:	June , 2021 (expected to be June 11, 2021)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

▪ If the final index level of the worst performing underlying index is greater than or equal to its initial index level:
$1,000 + the greater of (i) the fixed return amount and (ii) $1,000 × the index percent increase of the worst performing underlying index

▪ If the final index level of the worst performing underlying index is less than its initial index level but greater than or equal to its barrier level: $1,000

▪ If the final index level of the worst performing underlying index is less than its barrier level:
$1,000 × the index performance factor of the worst performing underlying index

If the final index level of the worst performing underlying index is less than its barrier level, your payment at maturity will be less, and possibly significantly less, than $700.00 per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Final index level:	For each underlying index, its closing level on the valuation date
Index performance factor:	For each underlying index, its final index level divided by its initial index level
Index percent increase:	For each underlying index, (i) its final index level minus its initial index level divided by (ii) its initial index level
Worst performing underlying index:	The underlying index with the lowest index performance factor on the valuation date
Fixed return amount:	$360.00 per security (36.00% of the stated principal amount). You will receive the fixed return amount only if the final index level of the worst performing underlying index is greater than or equal to its initial index level.
Listing:	The securities will not be listed on any securities exchange
CUSIP / ISIN:	17324CW36 / US17324CW369
Underwriter:	Citigroup Global Markets Inc. (“CGMI”), an affiliate of the issuer, acting as principal
Underwriting fee and issue price:	Issue price(1)	Underwriting fee(2)	Proceeds to issuer
Per security:	$1,000.00	$5.00	$995.00
Total:	$	$	$

(1) Citigroup Global Markets Holdings Inc. currently expects that the estimated value of the securities on the pricing date will be at least $954.50 per security, which will be less than the issue price. The estimated value of the securities is based on CGMI’s proprietary pricing models and our internal funding rate. It is not an indication of actual profit to CGMI or other of our affiliates, nor is it an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you at any time after issuance. See “Valuation of the Securities” in this pricing supplement.

(2) CGMI will receive an underwriting fee of $5.00 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI and their financial advisors will collectively receive from CGMI a selling concession of $[ ] for each $1,000 security they sell. Selected dealers through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our selected dealers, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. CGMI will also pay certain service providers a fee of up to $[ ] per security in consideration for providing marketing, education, structuring or referral services with respect to financial advisors or selected dealers. For more information on the distribution of the securities, see “Supplemental Plan of Distribution” in this pricing supplement. In addition to the underwriting fee, CGMI and its affiliates may profit from expected hedging activity related to this offering, even if the value of the securities declines. See “Use of Proceeds and Hedging” in the accompanying prospectus.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Summary Risk Factors” beginning on page PS-6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined that this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should read this pricing supplement together with the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, each of which can be accessed via the following hyperlinks:

Product Supplement No. EA-02-06 dated April 7, 2017       Underlying Supplement No. 6 dated April 7, 2017

Prospectus Supplement and Prospectus, each dated April 7, 2017

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Additional Information

General. The terms of the securities are set forth in the accompanying product supplement, prospectus supplement and prospectus, as supplemented by this pricing supplement. The accompanying product supplement, prospectus supplement and prospectus contain important disclosures that are not repeated in this pricing supplement. For example, certain events may occur that could affect your payment at maturity, such as market disruption events and other events affecting the underlying indices. These events and their consequences are described in the accompanying product supplement in the sections “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date” and “—Discontinuance or Material Modification of an Underlying Index.” The accompanying underlying supplement contains important disclosures regarding the underlying indices that are not repeated in this pricing supplement. It is important that you read the accompanying product supplement, underlying supplement, prospectus supplement and prospectus together with this pricing supplement before deciding whether to invest in the securities. Certain terms used but not defined in this pricing supplement are defined in the accompanying product supplement.

Postponement of the valuation date. If the valuation date is not a scheduled trading day for any of the underlying indices or if a market disruption event occurs with respect to any of the underlying indices on the valuation date, the valuation date will be subject to postponement as described in the accompanying product supplement in the section “Description of the Securities—Certain Additional Terms for Securities Linked to an Underlying Index—Consequences of a Market Disruption Event; Postponement of a Valuation Date.” If the valuation date is postponed, the closing level of each of the underlying indices will be determined based on (i) for any underlying index for which the originally scheduled valuation date is a scheduled trading day and as to which a market disruption event does not occur on the originally scheduled valuation date, the closing level of such underlying index on the originally scheduled valuation date and (ii) for any other underlying index, the final index level of such underlying index on the valuation date as postponed (or, if earlier, the first scheduled trading day for such underlying index following the originally scheduled valuation date on which a market disruption event did not occur with respect to such underlying index).

June 2018	PS-2

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Hypothetical Examples

The diagram below illustrates your payment at maturity for a range of hypothetical percentage changes from the initial index level to the final index level of the worst performing underlying index. Your return on the securities will depend solely on the performance of the worst performing underlying index. You will not benefit in any way from the performance of the better performing underlying indices.

Investors in the securities will not receive any dividends that may be paid on the stocks included in the underlying indices. The diagram and examples below do not show any effect of lost dividend yield over the term of the securities. See “Summary Risk Factors—Investing in the securities is not equivalent to investing in any underlying index” below.

Worst-Of Barrier Securities Payment at Maturity Diagram

■ The Securities	■ The Worst Performing Underlying Index

June 2018	PS-3

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

The table below indicates what your payment at maturity and total return on the securities would be for various hypothetical returns of the worst performing underlying index. Your actual payment at maturity and total return on the securities will depend on the actual final index level of the worst performing underlying index.

Hypothetical Return of Worst Performing Underlying Index(1)	Hypothetical Payment at Maturity per Security	Hypothetical Total Return on Securities at Maturity(2)
50.00%	$1,500.00	50.00%
40.00%	$1,400.00	40.00%
36.00%	$1,360.00	36.00%
20.00%	$1,360.00	36.00%
10.00%	$1,360.00	36.00%
0.00%	$1,000.00	0.00%
-10.00%	$1,000.00	0.00%
-20.00%	$1,000.00	0.00%
-30.00%	$1,000.00	0.00%
-30.01%	$699.99	-30.01%
-40.00%	$600.00	-40.00%
-50.00%	$500.00	-50.00%
-100.00%	$0.00	-100.00%

(1) Hypothetical return of worst performing underlying index = hypothetical percentage change from initial index level to final index level of worst performing underlying index

(2) Hypothetical total return on securities at maturity = hypothetical payment at maturity per security minus $1,000 stated principal amount per security, divided by $1,000 stated principal amount per security

The examples below are intended to illustrate how your payment at maturity will depend on the performance of the worst performing underlying index. Your actual payment at maturity per security will depend on the actual initial index level, barrier level and final index level of the worst performing underlying index. The examples are based on the hypothetical initial index levels, barrier levels and final index levels specified below.

Example 1—Upside Scenario A.

Underlying index	Hypothetical initial index level	Hypothetical barrier level	Hypothetical final index level	Hypothetical index performance factor
S&P 500® Index	2,700.00	1,890.00	2,970.00	1.10
Russell 2000® Index	1,600.000	1,120.000	1,680.000	1.05
Dow Jones Industrial AverageTM	24,600.00	17,220.00	29,520.00	1.20

In this example, the Russell 2000® Index has the lowest index performance factor and is, therefore, the worst performing underlying index. Because the worst performing underlying index appreciated from its hypothetical initial index level to its hypothetical final index level and the fixed return amount is greater than the 5.00% return you would have received based on the performance of the worst performing underlying index, your total return on the securities at maturity in this scenario would equal the fixed return of 36.00%. Your payment at maturity would be calculated as follows:

Payment at maturity per security = $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 × the index percent increase of the worst performing underlying index

= $1,000 + the greater of (i) $360.00 and (ii) $1,000 × 5.00%

= $1,000 + $360.00

= $1,360.00

June 2018	PS-4

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Example 2—Upside Scenario B.

Underlying index	Hypothetical initial index level	Hypothetical barrier level	Hypothetical final index level	Hypothetical index performance factor
S&P 500® Index	2,700.00	1,890.00	4,455.00	1.65
Russell 2000® Index	1,600.000	1,120.000	2,720.000	1.70
Dow Jones Industrial AverageTM	24,600.00	17,220.00	36,900.00	1.50

In this example, the Dow Jones Industrial AverageTM has the lowest underlying index performance factor and is, therefore, the worst performing underlying index. Because the worst performing underlying index appreciated from its hypothetical initial index level to its hypothetical final index level and the 50.00% return based on the performance of the worst performing underlying index is greater than the fixed return amount, your total return on the securities at maturity in this scenario would reflect 1-to-1 exposure to the positive performance of the worst performing underlying index. Your payment at maturity would be calculated as follows:

Payment at maturity per security = $1,000 + the greater of (i) the fixed return amount and (ii) $1,000 × the index percent increase of the worst performing underlying index

= $1,000 + the greater of (i) $360.00 and (ii) $1,000 × 50.00%

= $1,000 + $500.00

= $1,500.00

Example 3—Par Scenario.

Underlying index	Hypothetical initial index level	Hypothetical barrier level	Hypothetical final index level	Hypothetical index performance factor
S&P 500® Index	2,700.00	1,890.00	2,430.00	0.90
Russell 2000® Index	1,600.000	1,120.000	1,760.000	1.10
Dow Jones Industrial AverageTM	24,600.00	17,220.00	25,830.00	1.05

In this example, the S&P 500® Index has the lowest index performance factor and is, therefore, the worst performing underlying index. Because the worst performing underlying index depreciated from its hypothetical initial index level to its hypothetical final index level, but not by more than 30.00%, your payment at maturity in this example would be equal to the $1,000 stated principal amount per security.

Example 4—Downside Scenario.

Underlying index	Hypothetical initial index level	Hypothetical barrier level	Hypothetical final index level	Hypothetical index performance factor
S&P 500® Index	2,700.00	1,890.00	1,350.00	0.50
Russell 2000® Index	1,600.000	1,120.000	1,440.000	0.90
Dow Jones Industrial AverageTM	24,600.00	17,220.00	7,380.00	0.30

In this example, the Dow Jones Industrial AverageTM has the lowest index performance factor and is, therefore, the worst performing underlying index. Because the final index level of the worst performing underlying index is less than its hypothetical barrier level, your payment at maturity in this example would reflect 1-to-1 exposure to the negative performance of the worst performing underlying index from its initial index level to its final index level as follows:

June 2018	PS-5

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Payment at maturity per security = $1,000 × the index performance factor of the worst performing underlying index

= $1,000 × 30.00%

= $300.00

Summary Risk Factors

An investment in the securities is significantly riskier than an investment in conventional debt securities. The securities are subject to all of the risks associated with an investment in our conventional debt securities (guaranteed by Citigroup Inc.), including the risk that we and Citigroup Inc. may default on our obligations under the securities, and are also subject to risks associated with each of the underlying indices. Accordingly, the securities are suitable only for investors who are capable of understanding the complexities and risks of the securities. You should consult your own financial, tax and legal advisors as to the risks of an investment in the securities and the suitability of the securities in light of your particular circumstances.

The following is a summary of certain key risk factors for investors in the securities. You should read this summary together with the more detailed description of risks relating to an investment in the securities contained in the section “Risk Factors Relating to the Securities” beginning on page EA-6 in the accompanying product supplement. You should also carefully read the risk factors included in the accompanying prospectus supplement and in the documents incorporated by reference in the accompanying prospectus, including Citigroup Inc.’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which describe risks relating to the business of Citigroup Inc. more generally.

▪	You may lose some or all of your investment. Unlike conventional debt securities, the securities do not repay a fixed amount of principal at maturity. Instead, your payment at maturity will depend on the performance of the worst performing underlying index. If the final index level of the worst performing underlying index is less than its barrier level, you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level. There is no minimum payment at maturity on the securities, and you may lose up to all of your investment.

▪	The barrier feature of the securities exposes you to particular risks. If the final index level of the worst performing underlying index is less than its barrier level, the contingent repayment of the stated principal amount at maturity will not apply and you will lose 1% of the stated principal amount of the securities for every 1% by which the worst performing underlying index has declined from its initial index level. Therefore, the securities offer no protection at all if the worst performing underlying index depreciates by more than 30.00% from its initial index level to its final index level. As a result, you may lose up to your entire investment in the securities.

▪	The securities do not pay interest. Unlike conventional debt securities, the securities do not pay interest or any other amounts prior to maturity. You should not invest in the securities if you seek current income during the term of the securities.

▪	The securities are subject to the risks of all of the underlying indices and will be negatively affected if any of the underlying indices performs poorly, even if the other underlying indices perform well. You are subject to risks associated with each of the underlying indices. If any of the underlying indices performs poorly, you will be negatively affected, even if the other underlying indices perform well. The securities are not linked to a basket composed of the underlying indices, where the better performance of one or two could ameliorate the poor performance of the other. Instead, you are subject to the full risks of whichever of the underlying indices is the worst performing underlying index.

▪	You will not benefit in any way from the performance of the better performing underlying indices. The return on the securities depends solely on the performance of the worst performing underlying index, and you will not benefit in any way from the performance of the other underlying indices. The securities may underperform a similar alternative investment linked to a basket composed of the underlying indices, since in such case the performance of the better performing underlying indices would be blended with the performance of the worst performing underlying index, resulting in a better return than the return of the worst performing underlying index.

▪	You will be subject to risks relating to the relationship among the underlying indices. It is preferable from your perspective for the underlying indices to be correlated with each other, in the sense that they tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the underlying indices will not exhibit this relationship. The less correlated the underlying indices, the more likely it is that any one of the underlying indices will perform poorly over the term of the securities. All that is necessary for the securities to perform poorly is for one of the underlying indices to perform poorly; the performance of the underlying indices that are not the worst performing underlying index are not relevant to your return on the securities. It is impossible to predict what the relationship among the underlying indices will be over the term of the securities. The S&P 500® Index represents large capitalization stocks in the United States, the Russell 2000® Index represents small capitalization stocks in the United States and the Dow Jones Industrial AverageTM represents 30 selected blue chip stocks in the United States. Accordingly, the underlying indices represent markets that differ in significant ways and, therefore, may not be correlated with each other.

June 2018	PS-6

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

▪	Investing in the securities is not equivalent to investing in any underlying index. You will not have voting rights, rights to receive any dividends or other distributions or any other rights with respect to any of the stocks that constitute the underlying indices. The payment scenarios described in this pricing supplement do not show any effect of lost dividend yield over the term of the securities. It is important to understand that, for purposes of measuring the performance of the underlying indices, the levels used will not reflect the receipt or reinvestment of dividends or distributions on the stocks that constitute any of the underlying indices. Dividend or distribution yield on the stocks that constitute the underlying indices would be expected to represent a significant portion of the overall return on a direct investment in the stocks that constitute the underlying indices, but will not be reflected in the performance of any of the underlying indices as measured for purposes of the securities (except to the extent that dividends and distributions reduce the levels of the underlying indices).

▪	Your payment at maturity depends on the closing level of the worst performing underlying index on a single day. Because your payment at maturity depends on the closing level of the worst performing underlying index solely on the valuation date, you are subject to the risk that the closing level of the worst performing underlying index on that day may be lower, and possibly significantly lower, than on one or more other dates during the term of the securities. If you had invested directly in any of the underlying indices or in another instrument linked to the underlying indices that you could sell for full value at a time selected by you, or if the payment at maturity were based on an average of the closing level of the worst performing underlying index, you might have achieved better returns.

▪	The securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If we default on our obligations under the securities and Citigroup Inc. defaults on its guarantee obligations, you may not receive anything owed to you under the securities.

▪	The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. CGMI currently intends to make a secondary market in relation to the securities and to provide an indicative bid price for the securities on a daily basis. Any indicative bid price for the securities provided by CGMI will be determined in CGMI’s sole discretion, taking into account prevailing market conditions and other relevant factors, and will not be a representation by CGMI that the securities can be sold at that price, or at all. CGMI may suspend or terminate making a market and providing indicative bid prices without notice, at any time and for any reason. If CGMI suspends or terminates making a market, there may be no secondary market at all for the securities because it is likely that CGMI will be the only broker-dealer that is willing to buy your securities prior to maturity. Accordingly, an investor must be prepared to hold the securities until maturity.

▪	The estimated value of the securities on the pricing date, based on CGMI’s proprietary pricing models and our internal funding rate, will be less than the issue price. The difference is attributable to certain costs associated with selling, structuring and hedging the securities that are included in the issue price. These costs include (i) the selling concessions and other fees paid in connection with the offering of the securities, (ii) hedging and other costs incurred by us and our affiliates in connection with the offering of the securities and (iii) the expected profit (which may be more or less than actual profit) to CGMI or other of our affiliates in connection with hedging our obligations under the securities. These costs adversely affect the economic terms of the securities because, if they were lower, the economic terms of the securities would be more favorable to you. The economic terms of the securities are also likely to be adversely affected by the use of our internal funding rate, rather than our secondary market rate, to price the securities. See “The estimated value of the securities would be lower if it were calculated based on our secondary market rate” below.

▪	The estimated value of the securities was determined for us by our affiliate using proprietary pricing models. CGMI derived the estimated value disclosed on the cover page of this pricing supplement from its proprietary pricing models. In doing so, it may have made discretionary judgments about the inputs to its models, such as the volatility of and correlation among the underlying indices, dividend yields on the stocks that constitute the underlying indices and interest rates. CGMI’s views on these inputs may differ from your or others’ views, and as an underwriter in this offering, CGMI’s interests may conflict with yours. Both the models and the inputs to the models may prove to be wrong and therefore not an accurate reflection of the value of the securities. Moreover, the estimated value of the securities set forth on the cover page of this pricing supplement may differ from the value that we or our affiliates may determine for the securities for other purposes, including for accounting purposes. You should not invest in the securities because of the estimated value of the securities. Instead, you should be willing to hold the securities to maturity irrespective of the initial estimated value.

▪	The estimated value of the securities would be lower if it were calculated based on our secondary market rate. The estimated value of the securities included in this pricing supplement is calculated based on our internal funding rate, which is the rate at which we are willing to borrow funds through the issuance of the securities. Our internal funding rate is generally lower than our secondary market rate, which is the rate that CGMI will use in determining the value of the securities for purposes of any purchases of the securities from you in the secondary market. If the estimated value included in this pricing supplement were based on our secondary market rate, rather than our internal funding rate, it would likely be lower. We determine our internal funding rate based on factors such as the costs associated with the securities, which are generally higher than the costs associated with conventional debt securities, and our liquidity needs and preferences. Our internal funding rate is not an interest

June 2018	PS-7

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

rate that we will pay to investors in the securities, which do not bear interest.

Because there is not an active market for traded instruments referencing our outstanding debt obligations, CGMI determines our secondary market rate based on the market price of traded instruments referencing the debt obligations of Citigroup Inc., our parent company and the guarantor of all payments due on the securities, but subject to adjustments that CGMI makes in its sole discretion. As a result, our secondary market rate is not a market-determined measure of our creditworthiness, but rather reflects the market’s perception of our parent company’s creditworthiness as adjusted for discretionary factors such as CGMI’s preferences with respect to purchasing the securities prior to maturity.

▪	The estimated value of the securities is not an indication of the price, if any, at which CGMI or any other person may be willing to buy the securities from you in the secondary market. Any such secondary market price will fluctuate over the term of the securities based on the market and other factors described in the next risk factor. Moreover, unlike the estimated value included in this pricing supplement, any value of the securities determined for purposes of a secondary market transaction will be based on our secondary market rate, which will likely result in a lower value for the securities than if our internal funding rate were used. In addition, any secondary market price for the securities will be reduced by a bid-ask spread, which may vary depending on the aggregate stated principal amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding related hedging transactions. As a result, it is likely that any secondary market price for the securities will be less than the issue price.

▪	The value of the securities prior to maturity will fluctuate based on many unpredictable factors. The value of your securities prior to maturity will fluctuate based on the level and volatility of the underlying indices and a number of other factors, including the price and volatility of the stocks that constitute the underlying indices, the correlation among the underlying indices, the dividend yields on the stocks that constitute the underlying indices, interest rates generally, the time remaining to maturity and our and Citigroup Inc.’s creditworthiness, as reflected in our secondary market rate. Changes in the level of an underlying index may not result in a comparable change in the value of your securities. You should understand that the value of your securities at any time prior to maturity may be significantly less than the issue price.

▪	Immediately following issuance, any secondary market bid price provided by CGMI, and the value that will be indicated on any brokerage account statements prepared by CGMI or its affiliates, will reflect a temporary upward adjustment. The amount of this temporary upward adjustment will steadily decline to zero over the temporary adjustment period. See “Valuation of the Securities” in this pricing supplement.

▪	The securities are linked to the Russell 2000® Index and will be subject to risks associated with small capitalization stocks. The stocks that constitute the Russell 2000® Index are issued by companies with relatively small market capitalization. The stock prices of smaller companies may be more volatile than stock prices of large capitalization companies. These companies tend to be less well-established than large market capitalization companies. Small capitalization companies may be less able to withstand adverse economic, market, trade and competitive conditions relative to larger companies. Small capitalization companies are less likely to pay dividends on their stocks, and the presence of a dividend payment could be a factor that limits downward stock price pressure under adverse market conditions.

▪	Changes that affect the underlying indices may affect the value of your securities. The sponsors of the underlying indices may add, delete or substitute the stocks that constitute those indices or make other methodological changes that could affect the levels of those indices. We are not affiliated with any such index sponsor and, accordingly, we have no control over any changes any such index sponsor may make. Such changes could be made at any time and could adversely affect the performance of the underlying indices and the value of and your payment at maturity on the securities.

▪	Our offering of the securities does not constitute a recommendation of any of the underlying indices. The fact that we are offering the securities does not mean that we believe that investing in an instrument linked to the underlying indices is likely to achieve favorable returns. In fact, as we are part of a global financial institution, our affiliates may have positions (including short positions) in the stocks that constitute the underlying indices or in instruments related to the underlying indices or such stocks, and may publish research or express opinions, that in each case are inconsistent with an investment linked to the underlying indices. These and other activities of our affiliates may affect the levels of the underlying indices in a way that has a negative impact on your interests as a holder of the securities.

▪	The level of an underlying index may be adversely affected by our or our affiliates’ hedging and other trading activities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates, who may take positions directly in the stocks that constitute the underlying indices and other financial instruments related to the underlying indices or such stocks and may adjust such positions during the term of the securities. Our affiliates also trade the stocks that constitute the underlying indices and other financial instruments related to the underlying indices or such stocks on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management or to facilitate transactions on behalf of customers. These activities could affect the levels of the underlying indices in a way that negatively affects the value of the securities. They could also result in substantial returns for us or our affiliates while the value of the securities declines.

June 2018	PS-8

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

▪	We and our affiliates may have economic interests that are adverse to yours as a result of our affiliates’ business activities. Our affiliates may currently or from time to time engage in business with the issuers of the stocks that constitute the underlying indices, including extending loans to, making equity investments in or providing advisory services to such issuers. In the course of this business, we or our affiliates may acquire non-public information about such issuers, which we will not disclose to you. Moreover, if any of our affiliates is or becomes a creditor of any such issuer, they may exercise any remedies against such issuer that are available to them without regard to your interests.

▪	The calculation agent, which is an affiliate of ours, will make important determinations with respect to the securities. If certain events occur, such as market disruption events or the discontinuance of an underlying index, CGMI, as calculation agent, will be required to make discretionary judgments that could significantly affect your payment at maturity. In making these judgments, the calculation agent’s interests as an affiliate of ours could be adverse to your interests as a holder of the securities.

▪	The U.S. federal tax consequences of an investment in the securities are unclear. There is no direct legal authority regarding the proper U.S. federal tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities might be materially and adversely affected. As described below under “United States Federal Tax Considerations,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued in 2018 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m). If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “United States Federal Tax Considerations” in this pricing supplement. You should also consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

June 2018	PS-9

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Information About the S&P 500® Index

The S&P 500® Index consists of common stocks of 500 issuers selected to provide a performance benchmark for the large capitalization segment of the U.S. equity markets. It is calculated and maintained by S&P Dow Jones Indices LLC. The S&P 500® Index is reported by Bloomberg L.P. under the ticker symbol “SPX.”

“Standard & Poor’s,” “S&P” and “S&P 500®” are trademarks of Standard & Poor’s Financial Services LLC and have been licensed for use by Citigroup Inc. and its affiliates. As of July 31, 2017, the securities of companies with multiple share class structures are no longer eligible to be added to the S&P 500® Index, but securities already included in the S&P 500® Index have been grandfathered and are not affected by this change. For more information, see “Equity Index Descriptions—The S&P U.S. Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The S&P U.S. Indices—The S&P 500® Index” in the accompanying underlying supplement for important disclosures regarding the S&P 500® Index.

Historical Information

The closing level of the S&P 500® Index on June 1, 2018 was 2,734.62.

The graph below shows the closing level of the S&P 500® Index for each day such level was available from January 2, 2008 to June 1, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the S&P 500® Index as an indication of future performance.

S&P 500® Index – Historical Closing Levels January 2, 2008 to June 1, 2018

* The red line indicates the hypothetical barrier level with respect to the S&P 500® Index of 1,914.234, assuming the closing level on June 1, 2018 were the initial index level with respect to the S&P 500® Index.

June 2018	PS-10

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Information About the Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. All stocks included in the Russell 2000® Index are traded on a major U.S. exchange. It is calculated and maintained by FTSE Russell, a subsidiary of the London Stock Exchange. The Russell 2000® Index is reported by Bloomberg L.P. under the ticker symbol “RTY.”

“Russell 2000® Index” is a trademark of Russell Investment Group and has been licensed for use by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions—The Russell Indices—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Russell Indices— The Russell 2000® Index” in the accompanying underlying supplement for important disclosures regarding the Russell 2000® Index.

Historical Information

The closing level of the Russell 2000® Index on June 1, 2018 was 1,647.983.

The graph below shows the closing level of the Russell 2000® Index for each day such level was available from January 2, 2008 to June 1, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Russell 2000® Index as an indication of future performance.

Russell 2000® Index – Historical Closing Levels January 2, 2008 to June 1, 2018

* The red line indicates the hypothetical barrier level with respect to the Russell 2000® Index of 1,153.588, assuming the closing level on June 1, 2018 were the initial index level with respect to the Russell 2000® Index.

June 2018	PS-11

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Information About the Dow Jones Industrial AverageTM

The Dow Jones Industrial AverageTM is a price-weighted index rather than a market capitalization-weighted index. The Dow Jones Industrial AverageTM consists of 30 common stocks chosen as representative of the broad market of U.S. industry. It is calculated and maintained by S&P Dow Jones Indices LLC. The Dow Jones Industrial AverageTM is reported by Bloomberg L.P. under the ticker symbol “INDU.”

“Dow Jones®,” “Dow Jones Indexes,” and “Dow Jones Industrial AverageTM” are service marks of Dow Jones Trademark Holdings, LLC and have been licensed to S&P Dow Jones Indices LLC and sublicensed for use for certain purposes by Citigroup Global Markets Inc. and its affiliates. For more information regarding the license, see “Equity Index Descriptions—The Dow Jones Industrial AverageTM—License Agreement” in the accompanying underlying supplement.

Please refer to the section “Equity Index Descriptions—The Dow Jones Industrial AverageTM” in the accompanying underlying supplement for important disclosures regarding the Dow Jones Industrial AverageTM.

Historical Information

The closing level of the Dow Jones Industrial AverageTM on June 1, 2018 was 24,635.21.

The graph below shows the closing level of the Dow Jones Industrial AverageTM for each day such level was available from January 2, 2008 to June 1, 2018. We obtained the closing levels from Bloomberg L.P., without independent verification. You should not take the historical levels of the Dow Jones Industrial AverageTM as an indication of future performance.

Dow Jones Industrial AverageTM – Historical Closing Levels January 2, 2008 to June 1, 2018

* The red line indicates the hypothetical barrier level with respect to the Dow Jones Industrial AverageTM of 17,244.647, assuming the closing level on June 1, 2018 were the initial index level with respect to the Dow Jones Industrial AverageTM.

June 2018	PS-12

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

United States Federal Tax Considerations

You should read carefully the discussion under “United States Federal Tax Considerations” and “Risk Factors Relating to the Securities” in the accompanying product supplement and “Summary Risk Factors” in this pricing supplement.

In the opinion of our counsel, Davis Polk & Wardwell LLP, which is based on current market conditions, a security should be treated as a prepaid forward contract for U.S. federal income tax purposes. By purchasing a security, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to this treatment. There is uncertainty regarding this treatment, and the IRS or a court might not agree with it.

Assuming this treatment of the securities is respected and subject to the discussion in “United States Federal Tax Considerations” in the accompanying product supplement, the following U.S. federal income tax consequences should result under current law:

•	You should not recognize taxable income over the term of the securities prior to maturity, other than pursuant to a sale or exchange.

•	Upon a sale or exchange of a security (including retirement at maturity), you should recognize capital gain or loss equal to the difference between the amount realized and your tax basis in the security. Such gain or loss should be long-term capital gain or loss if you held the security for more than one year.

Subject to the discussions below under “Possible Withholding Under Section 871(m) of the Code” and in “United States Federal Tax Considerations” in the accompanying product supplement, if you are a Non-U.S. Holder (as defined in the accompanying product supplement) of the securities, you generally should not be subject to U.S. federal withholding or income tax in respect of any amount paid to you with respect to the securities, provided that (i) income in respect of the securities is not effectively connected with your conduct of a trade or business in the United States, and (ii) you comply with the applicable certification requirements.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, including the character and timing of income or loss and the degree, if any, to which income realized by non-U.S. persons should be subject to withholding tax, possibly with retroactive effect.

Possible Withholding Under Section 871(m) of the Code. As discussed under “United States Federal Tax Considerations—Tax Consequences to Non-U.S. Holders” in the accompanying product supplement, Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities (“U.S. Underlying Equities”) or indices that include U.S. Underlying Equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. Underlying Equities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued in 2018 that do not have a “delta” of one. Based on the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. Underlying Equity and, therefore, should not be Specified Securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. Underlying Equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not Specified Securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. Holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

If withholding tax applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld.

You should read the section entitled “United States Federal Tax Considerations” in the accompanying product supplement. The preceding discussion, when read in combination with that section, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

June 2018	PS-13

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

You should also consult your tax adviser regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution

CGMI, an affiliate of Citigroup Global Markets Holdings Inc. and the underwriter of the sale of the securities, is acting as principal and will receive an underwriting fee of $5.00 for each $1,000 security sold in this offering. Selected dealers not affiliated with CGMI and their financial advisors will collectively receive from CGMI a selling concession of $[ ] for each $1,000 security they sell. Selected dealers through whom we distribute securities may enter into arrangements with other institutions with respect to the distribution of the securities, and those institutions may share in the commissions, discounts or other compensation received by our selected dealers, may be compensated separately and may also receive commissions from purchasers for whom they may act as agents. We may also engage other firms to provide marketing or promotional services in connection with the distribution of the securities. CGMI will also pay certain service providers a fee of up to $[ ] per security in consideration for providing marketing, education, structuring or referral services with respect to financial advisors or selected dealers.

CGMI is an affiliate of ours. Accordingly, this offering will conform with the requirements addressing conflicts of interest when distributing the securities of an affiliate set forth in Rule 5121 of the Financial Industry Regulatory Authority. Client accounts over which Citigroup Inc. or its subsidiaries have investment discretion will not be permitted to purchase the securities, either directly or indirectly, without the prior written consent of the client.

Secondary market sales of securities typically settle two business days after the date on which the parties agree to the sale. Because the issue date for the securities is more than two business days after the pricing date, investors who wish to sell the securities at any time prior to the second business day preceding the issue date will be required to specify an alternative settlement date for the secondary market sale to prevent a failed settlement. Investors should consult their own investment advisors in this regard.

See “Plan of Distribution; Conflicts of Interest” in the accompanying product supplement and “Plan of Distribution” in each of the accompanying prospectus supplement and prospectus for additional information.

A portion of the net proceeds from the sale of the securities will be used to hedge our obligations under the securities. We expect to hedge our obligations under the securities through CGMI or other of our affiliates. CGMI or such other of our affiliates may profit from this expected hedging activity even if the value of the securities declines. This hedging activity could affect the closing levels of the underlying indices and, therefore, the value of and your return on the securities. For additional information on the ways in which our counterparties may hedge our obligations under the securities, see “Use of Proceeds and Hedging” in the accompanying prospectus.

Valuation of the Securities

CGMI calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on proprietary pricing models. CGMI’s proprietary pricing models generated an estimated value for the securities by estimating the value of a hypothetical package of financial instruments that would replicate the payout on the securities, which consists of a fixed-income bond (the “bond component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”). CGMI calculated the estimated value of the bond component using a discount rate based on our internal funding rate. CGMI calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the instruments that constitute the derivative component based on various inputs, including the factors described under “Summary Risk Factors—The value of the securities prior to maturity will fluctuate based on many unpredictable factors” in this pricing supplement, but not including our or Citigroup Inc.’s creditworthiness. These inputs may be market-observable or may be based on assumptions made by CGMI in its discretionary judgment.

The estimated value of the securities is a function of the terms of the securities and the inputs to CGMI’s proprietary pricing models. As of the date of this preliminary pricing supplement, it is uncertain what the estimated value of the securities will be on the pricing date because it is uncertain what the values of the inputs to CGMI’s proprietary pricing models will be on the pricing date.

For a period of approximately three months following issuance of the securities, the price, if any, at which CGMI would be willing to buy the securities from investors, and the value that will be indicated for the securities on any brokerage account statements prepared by CGMI or its affiliates (which value CGMI may also publish through one or more financial information vendors), will reflect a temporary upward adjustment from the price or value that would otherwise be determined. This temporary upward adjustment represents a portion of the hedging profit expected to be realized by CGMI or its affiliates over the term of the securities. The amount of this temporary upward adjustment will decline to zero on a straight-line basis over the three-month temporary adjustment period. However, CGMI is not obligated to buy the securities from investors at any time. See “Summary Risk Factors—The securities will not be listed on any securities exchange and you may not be able to sell them prior to maturity.”

June 2018	PS-14

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

Certain Selling Restrictions

Hong Kong Special Administrative Region

The contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been reviewed by any regulatory authority in the Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”). Investors are advised to exercise caution in relation to the offer. If investors are in any doubt about any of the contents of this pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus, they should obtain independent professional advice.

The securities have not been offered or sold and will not be offered or sold in Hong Kong by means of any document, other than

(i)	to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or

(ii)	to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “Securities and Futures Ordinance”) and any rules made under that Ordinance; or

(iii)	in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and

There is no advertisement, invitation or document relating to the securities which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits and are not covered by the Hong Kong Deposit Protection Scheme.

Singapore

This pricing supplement and the accompanying product supplement, underlying supplement, prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, the securities may not be offered or sold or made the subject of an invitation for subscription or purchase nor may this pricing supplement or any other document or material in connection with the offer or sale or invitation for subscription or purchase of any securities be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor pursuant to Section 274 of the Securities and Futures Act, (b) to a relevant person under Section 275(1) of the Securities and Futures Act or to any person pursuant to Section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in Section 275 of the Securities and Futures Act, or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. Where the securities are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the relevant securities pursuant to an offer under Section 275 of the Securities and Futures Act except:

(i)	to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act; or

(ii)	where no consideration is or will be given for the transfer; or

(iii)	where the transfer is by operation of law; or

(iv)	pursuant to Section 276(7) of the Securities and Futures Act; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Any securities referred to herein may not be registered with any regulator, regulatory body or similar organization or institution in any jurisdiction.

June 2018	PS-15

Citigroup Global Markets Holdings Inc.
Barrier Digital Plus Securities Based on the Worst Performing of the S&P 500® Index, the Russell 2000® Index and the Dow Jones Industrial AverageTM Due June-----, 2021

The securities are Specified Investment Products (as defined in the Notice on Recommendations on Investment Products and Notice on the Sale of Investment Product issued by the Monetary Authority of Singapore on 28 July 2011) that is neither listed nor quoted on a securities market or a futures market.

Non-insured Product: These securities are not insured by any governmental agency. These securities are not bank deposits. These securities are not insured products subject to the provisions of the Deposit Insurance and Policy Owners’ Protection Schemes Act 2011 of Singapore and are not eligible for deposit insurance coverage under the Deposit Insurance Scheme.

Prohibition of Sales to EEA Retail Investors

The securities may not be offered, sold or otherwise made available to any retail investor in the European Economic Area.  For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)	a customer within the meaning of Directive 2002/92/EC, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in Directive 2003/71/EC; and

(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities offered so as to enable an investor to decide to purchase or subscribe the securities.

Contact

Clients may contact their local brokerage representative. Third-party distributors may contact Citi Structured Investment Sales at (212) 723-7005.

© 2018 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

June 2018	PS-16